UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Vodka Brands Corp

(Name of small business issuer in its charter)

                       Pennsylvania

      46-5551820

 (State of incorporation or organization)

 (I.R.S. Employer Identification No.)

Vodka Brands Corp

554 33rd Street

Pittsburgh PA 15201

(Address of principal executive offices)

All Correspondence to:

Brenda Hamilton, Esq.

Hamilton & Associates Law Group

101 Plaza Real S, Suite 202 N

Boca Raton, Florida 33432

Telephone 561-416-8956

www.SecuritiesLawyer101.com

 Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable): None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, No Par Value
 (Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

The following description of the common stock, with no par value, of Vodka Brands Corp, a Pennsylvania corporation (the “Registrant”), is qualified in its entirety by reference to the full text of the Articles of Incorporation and Bylaws of the Registrant, as amended which are set forth as Exhibits 3.1 and 3.2 to the registration statement on Form S-1 (File No. 333-205398), filed with the Securities & Exchange Commission on July 1, 2015 as amended, and are incorporated herein by reference.

A description of the Registrant’s common stock is set forth under “Description of Securities to be Registered” in the Registrant’s registration statement on Form S-1 (File No. File No. 333-205398), filed with the Securities & Exchange Commission on July 1, 2015, as amended and declared effective on August 10, 2015.

Item 2.	Exhibits.

Exhibit No.

Description

3.1*   Articles of Incorporation

3.2*   Bylaws

*      Previously filed as equivalent exhibit number to the Registrant’s Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 1, 2015, as amended (File No. 333-205398) and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 3, 2016

Vodka Brands Corp

By: /s/ Mark T. Lucero
Mark T. Lucero
Chief Executive Officer